Exhibit 5.1

Harney Westwood & Riegels

4th Floor, Harbour Place

103 South Church Street, PO Box 10240

Grand Cayman KY1-1002, Cayman Islands

Tel: +1 345 949 8599

Fax: +1 345 949 4451

18 June 2019

jonathan.bernstein@harneys.com

+1 345 815 2920

049595.0001

Golden Bull Limited

707 Zhang Yang Road, Sino Life Tower, F35

Pudong, Shanghai, 200120

People’s Republic of China

Dear Sirs

Golden Bull Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3 including all amendments or supplements thereto (the Registration Statement) filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) and the base Prospectus (the Prospectus) included therein, relating to securities to be issued and sold by the Company from time to time. Such securities (the Securities) include:

a)	ordinary shares of the Company with a par value of US$0.01 (Ordinary Shares);

b)	preferred shares of the Company with a par value of US$0.01 (Preferred Shares);

c)	warrants to purchase Ordinary Shares or Preferred Shares (Warrants);

d)	units (Units); and

e)	debt securities of the Company, which may include senior debt securities, subordinated debt securities, senior convertible debt securities and subordinated convertible debt securities of the Company (collectively Debt Securities), each series of Debt Securities to be issued under indentures to be entered into by the Company and the trustee for such Debt Securities (the Indentures).

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We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the corporate proceedings), the Company has informed us that before the Securities are issued and sold under the Registration Statement, the board of directors of the Company (the Board) will authorise the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in relation to any Preferred Shares effect any necessary amendments to the Memorandum and Articles of Association of the Company (the M&A), in each case in a form acceptable to us and Cayman Islands law, and such applicable corporate proceedings (hereinafter referred to as the Board Authorisations) shall be in full force and effect at the time of any such issuance and sale.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the Prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (a) any Ordinary Shares will be issued by the Company under and in accordance with the Company’s M&A, as amended from time to time; (b) any Preferred Shares will be issued under and in accordance with the M&A (subject to such amendments as may be necessary to reflect the terms of such Preferred Shares), and one or more resolutions of the Board setting forth the terms of the Preferred Shares and approving and directing the making of any necessary amendments to the M&A to reflect the same; (c) any Warrants will be issued pursuant to one or more warrant agreements (each a Warrant Agreement) entered into between the Company and an entity identified therein as the warrant agent (the Warrant Agent) in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; and (d) any Units will be issued pursuant to one or more unit agreements (each a Unit Agreement) to be entered into by the Company and an entity identified therein as the unit agent (the Unit Agent) in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Valid Issuance.

	2.1	The Ordinary Shares (including any Ordinary Shares duly issued upon the exchange or conversion of convertible Preferred Shares pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, will be validly issued, fully paid and non-assessable.

	2.2	When (a) the terms of any particular class or series of Preferred Shares have been established in accordance with the M&A, and the applicable Board Authorisations and/or other corporate proceedings authorising the issuance and sale of the relevant Preferred Shares and the making of any necessary amendments to the M&A have been passed and the relevant amendments, if any, made; and (b) the relevant Preferred Shares have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, the Preferred Shares (including any Preferred Shares duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Shares) will be validly issued, fully paid and non-assessable.

	2.3	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorisations or other corporate proceedings, has been duly authorised, executed and delivered by the Company, and assuming due execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

	2.4	When (a) the applicable Warrants have been duly authorised by the Company; (b) the final terms of the Warrants have been duly established and approved by the appropriate Board Authorisations; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

	2.5	When (a) the applicable Units have been duly authorised by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

	2.6	With respect to each issue of the Debt Securities, when (a) the Company’s Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (b) an Indenture relating to the Debt Securities and the Debt Securities shall have been authorised and duly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (c) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

3	Cayman Islands Law. The statements in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

This opinion is rendered for your benefit and the benefit of your legal counsel (in that capacity only) in connection with the Registration Statement contemplated by the Corporate Documents and may be filed as an Exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

It may not be used, circulated or otherwise referred to any other for any other purpose as set out herein.

Yours faithfully

Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 17 February 2017;

2	A copy of the certificate of change of name of the Company dated 25 May 2017;

3	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 1 February 2018 and effective immediately upon the completion of the initial public offering of the Shares;

4	The written resolutions of the directors of the Company dated 9 April 2019;

5	A certificate of good standing dated 2 April 2019, issued by the Registrar of Companies in the Cayman Islands;

6	The Registration Statement;

(1-6 above are the Corporate Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

4	Resolutions. The Resolutions remain in full force and effect.

5	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

6	Solvency. The Company was on the date of this opinion able to pay its debts as they fall due, and issuing the securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4	Enforceability. The term enforceable as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)	Insolvency. Rights and obligations may be limited by bankruptcy, insolvency, liquidation, winding-up, reorganisation, moratorium, readjustment of debts, arrangements and other similar laws of general application affecting the rights of creditors;

(ii)	Limitation Periods. Claims under the Transaction Document may become barred under the Limitation Law (Revised) relating to the limitation of actions in the Cayman Islands or may be or become subject to defences of set-off, estoppel or counterclaim;

(iii)	Equitable Rights and Remedies. Equitable rights may be defeated by a bona fide purchaser for value without notice. Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy;

(iv)	Fair Dealing. Strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a Cayman Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(v)	Prevention of Enforcement. Enforcement may be prevented by reason of fraud, coercion, duress, undue influence, unreasonable restraint of trade, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vi)	Penal Provisions. Provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such provisions to be penal;

(vii)	Currency. A Cayman Islands court retains a discretion to denominate any judgment in Cayman Islands dollars;

(viii)	Confidentiality. Provisions imposing confidentiality obligations may be overridden by the requirements of legal process;

(ix)	Award of costs. In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62; and

(x)	Inappropriate Forum. The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Document in matters where they determine such proceedings may be tried in a more appropriate forum.